DORSEY & WHITNEY LLP

SUITE 1500

50 SOUTH SIXTH STREET

MINNEAPOLIS, MINNESOTA 55402

October 23, 2008

Wasatch Funds, Inc.

150 Social Hall Avenue, 4th Floor

Salt Lake City, Utah 84111

Ladies and Gentlemen:

We hereby consent to the reference to our firm and related opinion included in and incorporated as an exhibit to Pre-Effective Amendment No. 2 to a registration statement of Wasatch Funds, Inc. on Form N-14 filed with the Securities and Exchange Commission on or about October 24, 2008 under the Securities Act of 1933 (File No. 333-153460).

Very truly yours,

/s/ Dorsey & Whitney LLP

JDA